UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to Section 240.14a-12
IPC HOLDINGS, LTD.
(Name of Registrant as Specified in its Charter)
(Name of person(s) filing Proxy Statement, if other than Registrant)
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NOTICE OF SPECIAL GENERAL MEETING TO BE HELD ON FEBRUARY 21, 2006
PROXY STATEMENT
APPROVAL OF INCREASE OF MAXIMUM NUMBER OF DIRECTORS (ITEM A ON PROXY CARD)
APPROVAL OF AUTHORIZATION OF THE BOARD TO FILL THE UNFILLED BOARD VACANCIES (Item B on Proxy Card)
APPROVAL OF INCREASE OF AUTHORIZED COMMON SHARES (ITEM C ON PROXY CARD)
APPROVAL OF INCREASE OF AUTHORIZED PREFERRED SHARES (ITEM D ON PROXY CARD)
BENEFICIAL OWNERSHIP OF COMMON SHARES
SHAREHOLDER COMMUNICATION
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL GENERAL MEETING
SOLICITATION OF PROXIES
OTHER MATTERS
ADDITIONAL INFORMATION
SPECIAL MEETING PROXY CARD
PROXY — IPC HOLDINGS, LTD.
Appendix A
Appendix B
Appendix C

[INSERT IPC LOGO]
American International Building
29 Richmond Road
Pembroke HM 08, Bermuda
NOTICE OF SPECIAL GENERAL MEETING
TO BE HELD ON FEBRUARY 21, 2006
January 17, 2006
To Our Shareholders:
     A Special General Meeting of IPC Holdings, Ltd. (the “Company”) will be held at 9:30 a.m., local time, on Tuesday, February 21, 2006, at the American International Building, 29 Richmond Road, Pembroke HM 08, Bermuda, for the following purposes:
–	To consider, and if thought fit approve, an amendment to the Company’s Bye-Laws to increase the maximum number of Directors from seven (7) to nine (9), or such larger number of Directors as the Board of Directors of the Company may from time to time determine to be necessary to comply with the terms of any issued and outstanding class or series of Preferred Shares of the Company (Item A on Proxy Card);

–	To consider, and if thought fit approve, a resolution to authorize the Board of Directors of the Company to fill unfilled vacancies on the Board of Directors of the Company (Item B on Proxy Card);

–	To consider, and if thought fit approve, an increase in the number of the Company’s authorized Common Shares from 75,000,000 to 150,000,000 and to amend the Company’s Bye-Laws to reflect that increase (Item C on Proxy Card);

–	To consider, and if thought fit approve, an increase in the number of the Company’s authorized Preferred Shares from 25,000,000 to 35,000,000 and to amend the Company’s Bye-Laws to reflect that increase (Item D on Proxy Card); and

–	To transact such other business, if any, as lawfully may be brought before the meeting.
     Only holders of record of Common Shares, as shown by the register of members or branch register of members of the Company, at the close of business on January 6, 2006 are entitled to notice of, and to vote at, the Special General Meeting.
     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

     FOR FURTHER INFORMATION CONCERNING THE PROPOSALS TO BE SUBMITTED TO A SHAREHOLDERS’ VOTE, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By Order of the Board of Directors,
/s/ MALCOLM FURBERT
Malcolm Furbert
Secretary

IPC HOLDINGS, LTD.
American International Building
29 Richmond Road
Pembroke HM 08, Bermuda
PROXY STATEMENT
     The Board of Directors (the “Board”) of IPC Holdings, Ltd. (the “Company”) is soliciting the enclosed proxy to be voted at a Special General Meeting of the Company’s shareholders (the “Special General Meeting”) to be held at 9:30 a.m., local time, on Tuesday, February 21, 2006 at the American International Building, 29 Richmond Road, Pembroke HM 08, Bermuda, and at any adjournments thereof. When the enclosed proxy card is properly executed and returned, the common shares, par value $0.01 per share, of the Company (the “Common Shares”) it represents will be voted, subject to any direction to the contrary, at the Special General Meeting FOR the matters specified in the Notice of Special General Meeting attached hereto and described more fully herein.
     This Proxy Statement, the attached Notice of Special General Meeting and the enclosed proxy card are first being mailed to shareholders on or about January 17, 2006.
How to Revoke a Proxy
     Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Special General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.
Shareholders Entitled to Vote
     Holders of record of the Common Shares, as shown on the register of members or branch register of members of the Company, at the close of business on January 6, 2006 will be entitled to vote at the Special General Meeting. As of December 30, 2005, there were issued and outstanding 63,572,518 Common Shares entitled to vote at the Special General Meeting, with each Common Share entitling the holder of record on such date to one vote on a poll; provided, however, if the number of “Controlled Shares” of any holder would constitute 10% or more of the combined voting power of the issued and outstanding Common Shares (such holder, a “10% Shareholder”), such holder will have the voting rights attached to its Common Shares reduced, in the manner provided in the Company’s Bye-Laws (the “Bye-Laws”), so that it may not exercise more than approximately 9.9% of the total voting rights attached to the issued and outstanding Common Shares. “Controlled Shares” of any person refers to all Common Shares owned by such person, whether (i) directly; (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Section 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986 (the “Code”); or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. As of December 30, 2005, there were issued and outstanding 9,000,000 7.25% Series A Mandatory Convertible Preferred Shares

(Liquidation Preference $26.25 per share) of the Company (the “Series A Preferred Shares”), which, subject to certain exceptions or as required by Bermuda law, have no voting rights, and which are not entitled to vote at the Special General Meeting.
     As of the date of this Proxy Statement, the Company is aware of only one shareholder, American International Group, Inc. (“AIG”), which possesses Controlled Shares requiring a reduction in its voting power to 9.9%; however, the applicability of such provisions may have the effect of increasing another shareholder’s voting power to over 9.9%, thereby requiring a corresponding reduction in such other shareholder’s voting power. Our Bye-Laws exclude from the calculation of the 10%-voting power limitation described in the preceding paragraph any Common Shares owned by a bank, broker, dealer or investment adviser which does not have or exercise the power to vote those shares and which has only a passive investment intent as reflected in its ability to file beneficial ownership reports on Schedule 13G under the Exchange Act, thereby permitting certain passive investor intermediaries to increase their share ownership above 10% in specified circumstances without being subject to the voting cutback. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than AIG) with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Company promptly so that the Company may determine whether the voting power of such holder’s Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than AIG) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder.
     The Directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The Directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or inaccurate information. The Directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.
Proposals to be Submitted to Shareholder Vote
     At the Special General Meeting, shareholders will be asked to consider and approve four matters, namely to: (A) amend the Company’s Bye-Laws to increase the maximum number of Directors from seven to nine or such larger number of Directors as the Board may, in its discretion, determine to be necessary to comply with the terms of any class or series of issued and outstanding Preferred Shares (Item A on Proxy Card); (B) authorize the Board to fill unfilled vacancies existing on the Board of Directors following an increase in the maximum number of directors, as aforesaid (Item B on Proxy Card); (C) increase the number of the Company’s authorized Common Shares from 75,000,000 to 150,000,000 and amend the Company’s Bye-Laws to reflect that increase (Item C on Proxy Card); and (D) increase the number of the

Company’s authorized Preferred Shares from 25,000,000 to 35,000,000 and amend the Company’s Bye-Laws to reflect that increase (Item D on Proxy Card).
     Each of the four proposals will be voted on separately by the holders of Common Shares of the Company.
Quorum; Voting Requirements and Recommendations; Abstentions and Broker Non-Votes
     The quorum required at the Special General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the issued and outstanding Common Shares (without giving effect to the limitation on voting rights described above) throughout the meeting.
     The approval of each of the four proposals requires the affirmative vote of a majority of the votes cast at the Special General Meeting. Your Board of Directors recommends, and if no instructions are provided in an executed proxy, the shares represented by such proxy will be voted FOR each such proposal.
     Notwithstanding the foregoing, abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Special General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of any proposal.
How to Vote Your Common Shares
     A vote by a show of hands will be taken in the first instance on all matters properly brought before the Special General Meeting, unless a poll is requested in accordance with the Bye-Laws. On a vote by show of hands, every shareholder present in person and every person holding a valid proxy will be entitled to one vote, regardless of the number of shares owned or represented by that person. If a poll is requested, subject to the voting restrictions set out in our Bye-Laws, each shareholder present who elects to vote in person and each person holding a valid proxy is entitled to one vote for each share owned or represented.
     The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your Common Shares are represented by certificates or book entries in your name so that you appear as a shareholder in our register of members or our branch register maintained by our share transfer agent, Computershare Investor Services, a proxy card for voting those shares will be included with this Proxy Statement. You may direct how your shares are to be voted by completing, signing and returning the proxy card in the enclosed envelope.
     If you own shares through a brokerage firm, you may instead receive from your bank or brokerage firm a voting instructions form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a proxy card, you may direct how your shares are to be voted by completing, signing and returning the voting instructions form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

     We have requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of our Common Shares and we will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.
APPROVAL OF INCREASE OF MAXIMUM NUMBER OF DIRECTORS
(ITEM A ON PROXY CARD)
     At a meeting held on December 12, 2005, the Board, by unanimous vote, approved a resolution, subject to approval by the shareholders at the Special General Meeting, amending the Company’s Bye-Laws to increase the permitted size of the Board from seven (7) to a total of nine (9) members or such larger number of Directors as the Board may from time to time determine to be necessary to comply with the terms of any issued and outstanding class or series of Preferred Shares of the Company.
Background
     The Company’s Bye-Laws presently permit the Board to determine the minimum number of Directors serving on the Board up to a maximum of seven (7) Directors.
     The Board believes that the increase in the maximum number of Directors ordinarily permitted from seven (7) to nine (9) is necessary to provide it with sufficient flexibility to recruit and appoint highly qualified individuals with a broad diversity of experience as Directors (including as independent Directors) and to plan for the succession of Directors. In particular, a current focus of the Nominating Committee of the Board is to recruit an additional member or members of the Board with insurance industry experience.
     In addition, on November 4, 2005, the Company issued and sold in an underwritten public offering 9,000,000 Series A Preferred Shares, and the terms of these shares provide that the holders thereof will have the right to elect two Directors in the event of a dividend default on the Series A Preferred Shares continuing for at least six quarterly dividend periods. In order to provide the Company with sufficient flexibility to comply with such terms of the Series A Preferred Shares (or similar terms of any class or series of Preferred Shares that may be issued in the future), the Board believes that it is advisable to give the Board the flexibility to increase the maximum number of Directors to more than nine (9) if required to seat additional Directors that may be elected by the holders of the Series A Preferred Shares, or by the holders of any other class or series of Preferred Shares that may be issued in the future and provide for such election.
     As publicly announced on December 15, 2005, Joseph C. H. Johnson resigned as Chairman of the Board and as Chairman of the board of directors of the Company’s wholly-owned subsidiary, IPCRe Limited, effective December 31, 2005. At its meeting on December 12, 2005, the Board unanimously elected Frank Mutch (who has served as a Director of the Company and IPCRe Limited since 1996 and was a consultant with the law firm of Conyers Dill & Pearman from 1994 to 2000 after serving as a partner in that firm from 1981 to 1994) to serve as Chairman of the Board and as Chairman of the board of directors of IPCRe Limited effective January 1, 2006.

     In addition, at the same meeting, the Board unanimously elected Mr. S. George Cubbon as a Director of the Company and of IPCRe Limited effective January 1, 2006. Mr. Cubbon has a Bachelor of Engineering degree and is a Chartered Management Accountant. He joined American International Company, Ltd., AIG’s Bermuda-based management company, in 1981 as Accounting Manager in the Joint Ventures Department where he was responsible for the accounting and finance functions for AIG’s joint ventures with the state insurance companies of China, Hungary, Poland and Romania. In 1987, he was appointed Vice President and Comptroller of American International Reinsurance Company and in 1990 he was appointed Vice President and Comptroller of American International Company, Ltd. Mr. Cubbon holds many positions with AIG companies in Bermuda and on January 1, 2005 was appointed President and Chief Executive Officer of American International Company, Ltd.
     Mr. Mutch and Mr. Cubbon will serve in their capacities until the next Annual General Meeting of Shareholders to be held in 2006 or until their respective successors are elected or appointed or their office is otherwise vacated.
Implementation
     If this proposal is approved, Paragraph (1) of Bye-Law 11 of the Company’s Bye-Laws will be amended, and a new Paragraph (3) will be added to Bye-Law 11 of the Company’s Bye-Laws, as set forth in Appendix A to this Proxy Statement, effective as of the date of the Special General Meeting.
Recommendation and Voting Requirement
     Your Board of Directors recommends a vote, and if no instructions are provided in an executed proxy the shares represented thereby will be voted, FOR this proposal.
     The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Special General Meeting.
APPROVAL OF AUTHORIZATION OF THE BOARD
TO FILL THE UNFILLED BOARD VACANCIES (Item B on Proxy Card)
Background
     As set forth in the immediately preceding proposal (Item A on Proxy Card), the Company’s Bye-Laws presently permit a maximum number of seven (7) members of the Board of Directors. At present there are six (6) Directors. If you approve the immediately preceding proposal (Item A on Proxy Card) and the Board determines to increase the size of the Board of Directors, the Board could consist of a maximum of nine (9) Directors (absent any directors elected by holders of Preferred Shares), resulting in a total of three unfilled vacancies on your Board of Directors. Bermuda law allows you to grant your Board of Directors the discretion to fill any vacancies existing following an increase in the maximum number of directors. Your Board of Directors believes that it is important that it have the ability to bring onto the Board candidates with qualifications that your Board believes would be beneficial to the Board’s ability to fulfill its duties. Any candidates selected and appointed by the Board to fill any unfilled vacancy will, of course, have to stand for election by the shareholders at the Annual General Meeting to be held later this year in order to continue to serve on your Board. The text of the resolution is set forth in Appendix B to this Proxy Statement.
Recommendation and Voting Requirement
     Your Board of Directors recommends a vote, and if no instructions are provided in an executed proxy the shares represented thereby will be voted, FOR this proposal.
     The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Special General Meeting.
APPROVAL OF INCREASE OF AUTHORIZED COMMON SHARES
(ITEM C ON PROXY CARD)
     At a meeting held on December 12, 2005, the Board, by unanimous vote, adopted, subject to approval by the shareholders at the Special General Meeting, a resolution to increase the number of authorized Common Shares from 75,000,000 to 150,000,000 and to amend the Company’s Bye-Laws to reflect that increase. This proposal is separate and distinct from the next following proposal to increase the number of authorized Preferred Shares (Item C on Proxy Card) and may be adopted without regard to the outcome of such other proposal.
     If this proposal is approved, the additional authorized Common Shares will have the same terms and the same rights as the existing Common Shares. All outstanding Common Shares would continue to have one vote per share (subject to the voting cutback under the Company’s Bye-Laws referred to above in this Proxy Statement) and would have no preemptive rights to subscribe for such additional Common Shares.
Background
     The Company’s Memorandum of Association and Bye-Laws currently authorize the issuance of up to 75,000,000 Common Shares, which has remained unchanged since the Company’s initial public offering in 1996. Since its initial public offering, the Company issued 23,102,000 additional Common Shares in a follow-on public offering and related transactions in December 2001 in order to take advantage of hardening market conditions after the events of September 11, 2001, and in November 2005 the Company issued 15,202,000 additional Common Shares, as well as 9,000,000 Series A Preferred Shares which are presently convertible into up to 9,000,000 Common Shares (without giving effect to anti-dilution adjustments), in a follow-on public offering and related transactions following Hurricanes Katrina and Wilma. In addition, the Company presently has reserved 2,416,720 unissued Common Shares for issuance under its “IPC Holdings, Ltd. Stock Option Plan” and “IPC Holdings, Ltd. 2003 Stock Incentive Plan”. Accordingly, as of December 30, 2005, there were 63,572,518 Common Shares issued and outstanding and 11,416,720 Common Shares reserved for issuance on conversion of the Series A Preferred Shares and such employee benefit plans, and, as a result, the Company had only 10,762 Common Shares available for new issuance.

     Purpose of Proposal
     The Company believes that in order to maintain its competitive strength, it needs the flexibility to pursue financing and other transactions that may include the issuance of Common Shares for such purposes or other general purposes. Often, these transactions arise quickly and opportunities may be available for only a limited time period. It may not be practical, and sometimes it is not possible, to delay a transaction by the length of time necessary to convene a shareholders meeting. Therefore, the Board has recommended that the number of authorized Common Shares be increased to 150,000,000. As is currently the case, the authorized Common Shares in excess of those presently issued and outstanding or reserved will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by the Company’s shareholders, except as may be required by applicable laws or regulations, including the rules of the Nasdaq National Market System, where the Company’s Common Shares are quoted. For example, the additional authorized Common Shares will be available for issuance by the Board in connection with financings, acquisitions of other companies, bonus issues, share dividends, employee benefit programs or other corporate purposes.
     Under current Nasdaq National Market rules, shareholder approval is generally required to issue Common Shares or securities convertible into or exercisable for Common Shares, in one or a series of related transactions, if such Common Shares represent 20% or more of the voting power of issued and outstanding Common Shares of the Company. However, Common Shares issued for cash in a public offering are excluded from this shareholder approval requirement. Nasdaq rules also require shareholder approval for an issuance of Common Shares that would result in a change of control of the Company as well as for share issuances in connection with certain benefit plans or related party transactions.
     Impact of Preferred Shares on Rights of Common Shareholders
     As set forth in the more detailed discussion of the immediately following proposal (Item D on Proxy Card), the terms of any series of Preferred Shares that may be issued may affect the voting powers and rights of the holders of the Common Shares, as well as the funds available for dividends and the distribution of assets upon liquidation. See “APPROVAL OF INCREASE OF AUTHORIZED PREFERRED SHARES (ITEM D ON PROXY CARD)” below.
     No Current Plans to Issue Common Shares
     Except for Common Shares issuable pursuant to the terms of the Company’s “IPC Holdings, Ltd. Stock Option Plan” and the “IPC Holdings, Ltd. 2003 Stock Incentive Plan” and pursuant to the terms of the Company’s issued and outstanding Series A Preferred Shares as referred to above, the Company at this time does not have any plans or commitments to issue Common Shares. The Board does not intend to issue any Common Shares except on terms or for reasons which the Board deems to be in the best interests of the Company and its shareholders. Because the holders of the Company’s Common Shares do not have preemptive rights, the issuance of Common Shares (other than on a pro-rata basis to all current shareholders such as pursuant to a bonus issue or share dividend) would have the effect of reducing the current shareholders’ proportionate interests.
     No Anti-Take Over Effect
     Although the proposal to increase the authorized Common Shares may be construed as having an anti-takeover effect, since authorized and unissued Common Shares could be issued for the purpose of discouraging an attempt by another person or entity to take control of the Company, neither the management of the Company nor the Board views this proposal in that light. The proposal has not been prompted by any effort by anyone to gain control of the Company, and the Company is not aware of any such effort.
     In addition, neither this proposal nor the next following proposal to increase the number of authorized Preferred Shares (Item D on Proxy Card) is part of any plan by the Company to recommend a series of anti-takeover amendments to its Bye-Laws and the Company does not currently contemplate recommending the adoption of other amendments to its Bye-Laws that could be construed to affect the ability of third parties to take over or change control of the Company.
Implementation
     If this proposal is approved, the authorized number of Common Shares will be increased and Paragraph (1) of Bye-Law 51 of the Company’s Bye-Laws (to the extent such paragraph relates to authorized Common Shares) will be amended as set forth in Appendix C to this Proxy Statement, effective as of the date of the Special General Meeting.
Recommendation and Voting Requirement
     Your Board of Directors recommends a vote, and if no instructions are provided in an executed proxy the shares represented thereby will be voted, FOR this proposal.
     The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Special General Meeting.
APPROVAL OF INCREASE OF AUTHORIZED PREFERRED SHARES
(ITEM D ON PROXY CARD)
     At a meeting held on December 12, 2005, the Board, by unanimous vote, adopted, subject to approval by the shareholders at the Special General Meeting, a resolution to increase the number of authorized Preferred Shares from 25,000,000 to 35,000,000 and to amend the Company’s Bye-Laws to reflect that increase. This proposal is separate and distinct from the immediately preceding proposal to increase the number of authorized Common Shares (Item C on Proxy Card) and may be adopted without regard to the outcome of such other proposal.

Background
     The Company’s Memorandum of Association and Bye-Laws currently authorize the issuance of up to 25,000,000 Preferred Shares, par value $0.01 per share, which has remained unchanged since the Company’s initial public offering in 1996. In November 2005, in a follow-on public offering and related transactions following Hurricanes Katrina and Wilma, the Company issued 9,000,000 Series A Preferred Shares which are presently convertible into up to 9,000,000 Common Shares (without giving effect to anti-dilution adjustments). Accordingly, as of December 30, 2005, there were issued and outstanding 9,000,000 Series A Preferred Shares of the Company, and, as a result, the Company had 16,000,000 Preferred Shares available for new issuance, in such classes or series, and with such terms, as the Board may from time to time determine without any action by the shareholders.
     Purpose of Proposal
     The Company’s Bye-Laws authorize the Directors to create and issue one or more classes or series of Preferred Shares and to determine the rights and preferences of each such class or series without shareholder action. Because the Board has the authority, without action by the shareholders, to designate and issue Preferred Shares in one or more series and to designate the dividend rate, voting rights, conversion rights, conversion rates, rights and terms of redemption and other applicable rights, preferences, limitations and restrictions of each series, authorized Preferred Shares enable the Company to pursue complex and innovative financing, acquisition and other transactions as needs and opportunities arise. Among the uses, the Preferred Shares provide the Company with increased access to the capital markets with a different cost profile relative to Common Shares or debt securities. Because the Company has used in excess of one-third of its authorized Preferred Shares, the Board believes it is important to increase the number of authorized Preferred Shares at this time so that the Company is in the best position, and has the flexibility, to pursue its strategies in a timely fashion. As stated in the discussion of the immediately preceding proposal (Item C on Proxy Card), it is time-consuming to call shareholder meetings.
     The Board therefore believes it would be in the Company’s best interests to have additional authorized Preferred Shares available to enable the Company to take advantage of opportunities for possible future acquisitions, refinancing of existing debt, raising capital or for other general corporate purposes.
     The Board does not intend to issue any Preferred Shares except on terms or for reasons which the Board deems to be in the best interests of the Company and its shareholders.
     Impact of Preferred Shares on Rights of Common Shareholders
     The Board has the authority, without action by the shareholders, to designate and issue Preferred Shares in one or more classes or series and to designate the dividend rate, voting rights, conversion rights, conversion rates, rights and terms of redemption and other applicable rights, preferences, limitations and restrictions of each class series, any or all of which may be greater than the rights of the Common Shares.

     It is not possible to state the actual effect of the issuance of any future Preferred Shares upon the rights of holders of the Common Shares until the Board determines the specific rights of the holders of such Preferred Shares. However, the effects might include, among other things, restricting dividends on the Common Shares, diluting the voting power of the Common Shares, impairing liquidation distributions on the Common Shares and delaying or preventing a change in control of the Company, without further action by the shareholders. Specifically, the Preferred Shares of any future class or series could be given more than one vote per share and a liquidation preference over the Common Shares. Because dividends on Preferred Shares generally are paid prior to dividends on Common Shares issued and outstanding, Preferred Shares may affect the funds available for dividends on the Common Shares. In addition, the issuance of Preferred Shares could cause a dilution of the net earnings and the net book value per share of the Common Shares.
     To illustrate these points, the terms of the Company’s issued and outstanding Series A Preferred Shares, which were issued in November 2005, provide, among other things, that: the dividends on such shares are cumulative and preferential, i.e., no dividends will be paid on the Common Shares or any other securities ranking junior to the Series A Preferred Shares for so long as any dividends on the Series A Preferred Shares remain unpaid; in the event of a dividend default on the Series A Preferred Shares continuing at least six quarterly dividend periods, the holders of the Series A Preferred Shares will have the right to elect two additional Directors; and any action of the Company to vary the rights of the holders of the Series A Preferred Shares will require either the written consent of 75% of the Series A Preferred Shares or a majority vote of the Series A Preferred Shares voting separately as a class. The terms of the Series A Preferred Shares further provide that: in the liquidation of the Company, the holders of the Series A Preferred Shares will have a liquidation preference of $26.25 per share, plus an amount equal to the sum of all accrued, cumulated and unpaid dividends thereon, which liquidation preference and amount will be paid out before any distributions to holders of the Common Shares will be made; and the Series A Preferred Shares are presently convertible into up to 9,000,000 Common Shares.
     No Current Plans to Issue Preferred Shares
     While the Board believes it important for the Company to have the flexibility of an increased number of Preferred Shares that it could designate and issue, the Company does not currently have any binding commitments or arrangements that would require the issuance of such shares.
     No Anti-Takeover Effect
     As is the case with the proposal to increase the authorized number of Common Shares (Item C on Proxy Card), a proposal to increase the authorized Preferred Shares may be construed as having an anti-takeover effect, since authorized and unissued Preferred Shares could be issued for the purpose of discouraging an attempt by another person or entity to take control of the Company, although neither the management of the Company nor the Board views the proposal to increase the number of authorized Preferred Shares in that light. The Board could, for example, approve the issuance of additional shares of capital having classes, series, rights and preferences (including the number of votes applicable to each share of such class or series of shares) which may render it more difficult in the future for takeover bidders or others to accomplish takeovers or changes in control of the Company. This proposal has not been prompted by any effort by anyone to gain control of the Company, and the Company is not aware of any such effort.
     In addition, neither this proposal nor the immediately preceding proposal to increase the number of authorized Common Shares (Item C on Proxy Card) is part of any plan by the Company to recommend a series of anti-takeover amendments to its Bye-Laws and the Company does not currently contemplate recommending the adoption of other amendments to its Bye-Laws that could be construed to affect the ability of third parties to take over or change control of the Company.
Implementation
     If this proposal is approved, the authorized number of Preferred Shares will be increased and Paragraph (1) of Bye-Law 51 of the Company’s Bye-Laws (to the extent such paragraph relates to authorized Preferred Shares) will be amended as set forth in Appendix C to this Proxy Statement, effective as of the date of the Special General Meeting.
Recommendation and Voting Requirement
     Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR this proposal.
     The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Special General Meeting.
BENEFICIAL OWNERSHIP OF COMMON SHARES
     The table below sets forth certain information as of December 20, 2005 (unless otherwise specified) with respect to the beneficial ownership of Common Shares by each person who is known to the Company, based on filings made by such person under Section 13(d) and Section 13(g) of the Exchange Act, to own beneficially more than 5% of the issued and outstanding Common Shares, each person currently serving as a director of the Company, the Chief Executive Officer, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer and all directors and executive officers as a group.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number		Percent
American International Group, Inc. 70 Pine Street New York, New York 10270	15,397,000	(2)	24.2%
Pzena Investment Management, LLC 120 West 45th Street, 34th Floor New York, New York 10036	4,874,326	(3)	10.08%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	4,781,985	(4)	9.9%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	4,539,813	(5)	9.4%
Vanguard Windsor Funds 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,739,200	(6)	5.7%
James P. Bryce	137,842	(7)	*
Joseph C.H. Johnson	—		*
Kenneth L. Hammond	—		*
Dr. the Honourable Clarence Eldridge James	—		*
Frank Mutch	2,000		*
Anthony M. Pilling	—		*
Peter J.A. Cozens	28,418	(8)	*
Stephen F. Fallon	38,789		*
John R. Weale	61,725	(9)	*
All directors and executive officers as a group	268,774		*

*	Less than 1% of the issued and outstanding Common Shares.

(1)	In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), a person is deemed to have “beneficial ownership” of Common Shares that such person has the rights to acquire within 60 days. For purposes of calculating percent ownership, each person’s holdings have been calculated assuming full exercise of outstanding options exercisable by such person within 60 days, but not the exercise of options held by any other person. All amounts listed represent sole investment and voting power unless otherwise indicated.

(2)	Reflects information reported in Amendment No. 4 to a Schedule 13D filed December 20, 2005. Joseph C.H. Johnson, who served as the Chairman of the Board and as Chairman of the board of directors of IPCRe Limited until December 31, 2005, served as the Chairman of AICL and an officer and director of various other AIG subsidiaries and affiliates. Until July 19, 2004 Mr. Johnson served as President, and until March 28, 2005 he served as a director, of Starr International Company, Inc., a private holding company (“SICO”), which has the right to vote approximately 12.0% of the outstanding shares of common stock of AIG. SICO beneficially owns 1,250,000 Common Shares of the Company. AIG disclaims any beneficial interest in the Common Shares of the Company owned by SICO.

(3)	Reflects information reported in Amendment No. 2 to a Schedule 13G filed October 7, 2005. Pzena Investment Management, LLC is an investment adviser filing ownership reports on Schedule 13G, and as such, its holdings of the Company’s Common Shares are not subject to the 10% voting power limitation described above in this Proxy Statement.

(4)	Reflects information reported in Amendment No. 9 to a Schedule 13G filed February 14, 2005. Wellington Management Company, LLP has shared voting power over 1,741,185 Common Shares and has shared dispositive power over 4,781,985 Common Shares.

(5)	Reflects information reported in Amendment No. 5 to a Schedule 13G filed February 14, 2005. FMR Corp. is a parent holding company that holds sole voting and dispositive voting power for Common Shares held by three subsidiaries, one of whom, Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, held 3,531,000 shares or 7.770% of our total issued and outstanding Common Shares at December 31, 2004.

(6)	Reflects information reported in Amendment No. 8 to a Schedule 13G filed February 11, 2005. Wellington Management Company, LLP is an investment adviser; one of its clients is Vanguard Windsor Funds. Vanguard shares with Wellington dispositive power for all of its Common Shares with Wellington, which are included in the number of Common Shares beneficially owned by Wellington
(see Footnote 3).

(7)	Includes 324 Common Shares that are held by the IRA trustee for Mr. Bryce’s wife, for which Mr. Bryce disclaims beneficial ownership, and 61,250 Common Shares issuable upon the exercise of options.

(8)	Includes 6,250 Common Shares issuable upon the exercise of options.

(9)	Includes 51,500 Common Shares issuable upon the exercise of options.
SHAREHOLDER COMMUNICATION
     Shareholders may communicate directly with members of the Board by writing to the Board of Directors, as a group or individually, at the executive offices of the Company. Except as provided below, if any written communication is received by the Company and addressed to: The Board of Directors of IPC Holdings, Ltd., any committee of the Board or one or more named directors (or addressed to the Secretary of the Company with a request to be forwarded to one or more members of the Board), the Secretary of the Company shall be responsible for promptly forwarding the correspondence to the appropriate Board member(s). Obvious marketing materials or other general solicitations will not be forwarded. The Board will generally respond in writing, or cause the Company to respond, to bona fide shareholder communications that express legitimate concerns or questions about IPC.
     The Company’s policy on directors attending the Special General Meeting is that all Directors should be invited but are not required to attend. Four (4) Directors attended the 2005 Annual General Meeting.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL GENERAL MEETING
     If you wish to submit a proposal to be considered for inclusion in the proxy materials for the regular 2006 Annual General Meeting or propose a nominee for the Board, please send it to the Secretary, IPC Holdings, Ltd., American International Building, 29 Richmond Road, Pembroke HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than December 29, 2005 to be eligible for inclusion in the 2006 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the regular 2006 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely if the Company is not notified of such proposal by March 14, 2006. In that case, the proxies solicited by your Board will confer discretionary authority on the persons named in the form of proxy to vote on that proposal as they see fit.
SOLICITATION OF PROXIES
     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $3,500, plus out-of-pocket expenses.
OTHER MATTERS
     Other than the approval of the minutes from the 2005 Annual General Meeting, your Board does not know of any matters which may be presented at the Special General Meeting other than those specifically set forth in the Notice of Special General Meeting attached hereto. If matters other than those set forth in the Notice of Special General Meeting come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.
ADDITIONAL INFORMATION
     THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES INCORPORATED THEREIN BY REFERENCE TO THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS) FOR THE YEAR ENDED DECEMBER 31, 2004, FILED WITH THE SEC. A COPY OF SUCH REPORT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA, ATTENTION: MALCOLM FURBERT, SECRETARY. Each such request must include a representation that, as of January 6, 2006, the person making the request was a beneficial owner of Common Shares entitled to vote at the Special General Meeting. The Annual Report on Form 10-K, and all of the Company’s filings with the SEC, can be accessed through our website at http://www.ipcre.bm under “Financial Information.” As permitted by the SEC’s rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide with such report a list of such exhibits and information about its charges for providing them.

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	☐	Mark this box with an X if you have made changes to your name or address details above.
SPECIAL MEETING PROXY CARD
THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

	FOR	AGAINST	ABSTAIN
1. Item A — Approval of increase of maximum number of Directors.	☐	☐	☐
2. Item B — Approval to fill Board vacancies.	☐	☐	☐
3. Item C — Approval of increase of authorized Common Shares.	☐	☐	☐
4. Item D — Approval of increase of authorized Preferred Shares.	☐	☐	☐
AUTHORIZED SIGNATURES — SIGN HERE — THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign your name or names exactly as it appears on your share certificate(s). When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your full title as such. For joint accounts, all co-owners should sign.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1UPX HHH PPPP 005039

PROXY — IPC HOLDINGS, LTD.
Meeting Details
PROXY SOLICITED BY BOARD OF DIRECTORS OF IPC HOLDINGS, LTD. (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 21, 2006 (THE “SPECIAL GENERAL MEETING”) AT THE AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA.
The undersigned shareholder of the Company hereby appoints James P. Bryce or, failing him, Frank Mutch, as proxy, each with the power to appoint his substitute, and authorizes each of them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company (“Common Shares”) held of record on January 6, 2006 by the undersigned shareholder of the Company at the Special General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. The proxies are authorized to vote such Common Shares in their discretion upon such other business as may properly come before the Special General Meeting.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY.
THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.
IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE PROPOSALS SET FORTH ON THE FACE OF THIS PROXY.

Appendix A
PROPOSED BOARD MEMBER INCREASE AMENDMENT TO THE AMENDED AND
RESTATED BYE-LAWS OF IPC HOLDINGS, LTD.
(ITEM A ON PROXY CARD)
Bye-Law 11 of the Bye-Laws of the Company shall be amended as follows:
•	In Paragraph (1), by inserting the underlined text and deleting the struck-through text in the following:
(1) Number and term of office
Subject to Paragraph 3 of this Bye-Law, the Board shall consist of not less than two (2) Directors and not more than such number in excess thereof as the Board may from time to time determine up to a maximum of ~~seven (7)~~  nine (9)  Directors, each having one vote, who shall be elected, except in the case of casual vacancy, by the Members in the manner set forth in paragraph (2) of this Bye-Law 11 at the annual general meeting or any special general meeting called for the purpose and who shall hold office until the next succeeding annual general meeting or until their successors are elected or appointed or their office is otherwise vacated, and any general meeting may authorize the Board to fill any vacancy in their number left unfilled at a general meeting. Candidates for election at each annual general meeting or special general meeting called for the purpose shall be nominated by the Board.
•	By adding the following as a new paragraph (3):
(3) Increase of maximum number of directors
Notwithstanding any other provision of these Bye-laws, in the event any class or series of Preferred Shares is issued and outstanding, the Board may from time to time increase the maximum number of Directors specified in Paragraph (1) of this Bye-Law to any number larger than nine (9), if the Board determines, in its discretion, that such increase is necessary to comply with the terms of any such class or series of issued and outstanding Preferred Shares.

Appendix B
PROPOSED GRANT OF AUTHORITY TO FILL ANY UNFILLED BOARD
VACANCIES
(ITEM B ON PROXY CARD)
RESOLVED that, until the date of the next Annual General Meeting, if the maximum size of the Board shall be increased in accordance with bye-law 11, any vacancies on the Board up to such maximum may be filled at the discretion of the Board.

Appendix C
PROPOSED AUTHORIZED CAPITAL INCREASE AMENDMENT TO THE
AMENDED AND RESTATED BYE-LAWS OF IPC HOLDINGS, LTD.
(ITEMS C AND D ON PROXY CARD)
Resolution to Increase Authorized Common Shares
RESOLVED
(i)	that the authorized capital of the Company be increased by U.S.$750,000 by the creation of an additional 75,000,000 Common Shares, par value U.S.$0.01 per share, ranking pari passu with the existing Common Shares of the Company; and

(ii)	that paragraph (1) of Bye-Law 51 of the Bye-Laws of the Company be amended by the deletion of the number “75,000,000” and the substitution therefor of the number “150,000,000”.
Resolution to Increase Authorized Preferred Shares
RESOLVED
(i)	that the authorized capital of the Company be increased by U.S.$100,000 by the creation of an additional 10,000,000 Preferred Shares, par value US$0.01 per share, ranking pari passu with the existing Preferred Shares of the Company; and
(ii)	that paragraph (1) of Bye-Law 51 of the Bye-Laws of the Company be amended by the deletion of the number “25,000,000” and the substitution therefor of the number 35,000,000.